EXHIBIT 3(ii).2
AMENDED AND RESTATED BY-LAWS
OF
iCURIE, INC.
ARTICLE I: OFFICES
The office of the Corporation shall be located in the city, county and state designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine. The Corporation shall have a resident agent who resides in Nevada. The resident agent’s street address is the registered office of the Corporation in Nevada.
ARTICLE II: MEETING OF SHAREHOLDERS
SECTION 1. Annual Meetings:
The annual meeting of the shareholders of the Corporation shall be held each year on a date and at the time set by the Board of Directors, for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the annual meeting has not been called and timely held, any group of twenty-five percent (25%) or more of the shareholders may call it.
SECTION 2. Special Meetings:
Special meetings of the shareholders may be called at any time by a majority of the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of twenty-five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required by law.
SECTION 3. Place of Meetings:
All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.
SECTION 4. Notice of Meetings:
(a) Except as otherwise provided by statute, written notice of each meeting of shareholders, whether annual or special, stating the time and place it is to be held, shall be served either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be directed to each such shareholder at his address as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.
(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, unless he attends for the express purpose of objecting to the transaction of business on the ground that the meeting was not lawfully called or convened, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.
SECTION 5. Quorum; Adjournment:
(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.
(b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting as originally called if a quorum had been present.
SECTION 6. Voting:
(a) Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
(b) Except as otherwise proved by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of voting stock of the Corporation entitled to vote thereat, shall be entitled to one (1) vote for each share of stock registered in his name on the books of the Corporation.
(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.
(d) Any action by the shareholders may be taken by written consent in lieu of a meeting to the extent permitted by and in accordance with the laws of Nevada.
ARTICLE III: BOARD OF DIRECTORS
SECTION 1. Number, Election and Term of Office:
(a) The number of directors shall not be less than five (5), no more than seven (7).
(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.
(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.
SECTION 2. Duties and Powers:
The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.
SECTION 3. Annual and Regular Meetings; Notice:
(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.
(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.
(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in Paragraph (b), Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 4.

SECTION 4. Special Meetings; Notice:
(a) Special meetings of the Board of Directors shall be held whenever called by the President or by two of the directors of the Corporation, at such time and place as may be specified in the respective notices or waivers of notice thereof.
(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by electronic facsimile, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.
(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.
SECTION 5. Chairman:
At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no chairman, or he shall be absent, then the President shall preside as chairman, and in his absence, a chairman chosen by the directors shall preside.
SECTION 6. Quorum and Adjournments:
(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws.
(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.
SECTION 7. Manner of Acting:
(a) At all meetings of the Board of Directors, each director present shall have one (1) vote.
(b) Except as otherwise proved by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation, shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board. Members of the Board of Directors or of any committee designated by such Board may participate in a meeting of such Board or committee by means of a conference telephone network or similar communications method by which all persons participating in the meeting can hear each other.
SECTION 8. Vacancies:
Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.
SECTION 9. Resignation:
Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.
SECTION 10. Removal:
Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least two-thirds (2/3) of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board, for example, on account of a conviction of a felony or declaration by a court order that the director is of unsound mind.
SECTION 11. Compensation:
The Board of Directors may provide by resolution that the Corporation shall allow a fixed sum and reimbursement of expenses for attendance at Board meetings. A Director may serve the Corporation in a capacity other than that of a Director and receive compensation for the services rendered in that capacity.
SECTION 12. Committees:
The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.
ARTICLE IV: OFFICERS
SECTION 1. Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers, including a chairman of the Board of Directors, and one (1) or more vice presidents, as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation. Any two (2) or more offices may be held by the same person.
(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.
(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.
SECTION 2. Resignation:
Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3. Removal:
Any officer may be removed, either with or without cause, and a successor elected by the Board of Directors at any time.
SECTION 4. Vacancies:
A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.
SECTION 5. Duties of Officers:
(a) President Powers and Duties: The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation, except as otherwise provided herein; he shall preside at all meetings of stockholders and directors and discharge the duties of a presiding officer, shall present at each annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year and shall perform whatever duties the Board of Directors may from time to time prescribe. The President may be referred to as the “Chief Executive Officer” of the Corporation and may execute any documents on behalf of the Corporation under such title.
(b) Secretary Powers and Duties: The Secretary shall attend all meetings of the directors and of the shareholders and shall keep, or cause to be kept, a true and complete record of the proceedings of those meetings. He shall keep the corporate seal of the Corporation and, when directed by the Board of Directors, shall affix it to any instrument requiring it. He shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and the President may from time to time prescribe.
(c) Treasurer Powers and Duties: The Treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in a depository or depositories designated by the Board of Directors. He shall disburse the funds of the Corporation and shall render to the President or the Board of Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation.
(d) Vice President and Other Officers Powers and Duties: The Vice President, Vice Presidents or such other officers as may be appointed by the Board of Directors shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.
(e) Delegation of Duties: Whenever an officer is absent or whenever, for any reason, the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.
SECTION 6. Sureties and Bonds:
In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.
SECTION 7. Shares of Other Corporations:
Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.
SECTION 8. Salaries:
The Board of Directors shall fix the salaries of the officers of the Corporation. The salaries of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer to whom that function has been designated by the Board.
ARTICLE V: SHARES OF STOCK

SECTION 1. Manner of Issuance:
The Directors shall have the power to issue the authorized capital stock of the Corporation at such prices as they deem proper. Every Stockholder shall be entitled to a certificate in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the officers of the Corporation designated by the Corporation. The stock certificates shall bear the name of the person owning said stock, the number of shares represented by such certificates, and the date of issue.
SECTION 2. Replacement of Certificates:
The Board of Directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an Affidavit of the facts of the person claiming the certificate of stock to be lost or destroyed.
When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
SECTION 3. Surrender of Certificates:
Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
SECTION 4. Recognition of Shareholder:
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.
ARTICLE VI: DIVIDENDS
Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII: FISCAL YEAR
The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.
ARTICLE VIII: CORPORATE SEAL
The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX: AMENDMENTS
SECTION 1. Amendments to By-laws:
Except as otherwise provided by the Articles of Incorporation, these By-laws, or the statutes of the State of Nevada, the Board of Directors shall have the power to alter, amend, or repeal these By-laws, or adopt new By-laws.
ARTICLE X: INDEMNITY
(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.
(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.
ARTICLE XI: CORPORATE RECORDS
     The Corporation shall maintain a copy of the following records at its registered office in Nevada:
(a) A copy certified by the Secretary of State of its articles of incorporation, and all amendments thereto;
(b) A copy certified by an officer of the Corporation of its By-laws and all amendments thereto; and
(c) A stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the Corporation may maintain a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is maintained.
     The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors.
     These By-laws of iCurie, Inc. are herewith executed this 8th day of July, 2005.

/s/ Michael Karpheden
Michael Karpheden, Secretary